Exhibit 99.1

[Letterhead of The Houston Exploration Company]

April 17, 2006

Via Facsimile and Overnight Delivery

Barry Rosenstein Managing Partner JANA Partners LLC 200 Park Avenue, Suite 3300 New York, NY 10166	Barry Rosenstein Managing Partner JANA Partners LLC 201 Post Street, Suite 1000 San Francisco, CA 94108

Dear Mr. Rosenstein:

We are in receipt of your letter dated April 17, 2006. We take seriously our shareholders’ views and appreciate the suggestions outlined in your letter. They have been brought to the attention of our Board of Directors, which will give them appropriate and timely consideration. Following the Board’s review, I will respond further as it directs.

As reflected in our public statements and filings dating back to November 2005, a $200 million stock repurchase program has been approved by our Board as a part of our ongoing strategic restructuring plan.

Our Board and the management team are always focused on delivering maximum value for all shareholders. Thank you for your interest in our company.

Sincerely,

/s/ William G. Hargett

William G. Hargett
The Houston Exploration Company
Chairman, President and Chief Executive Officer